Exhibit 99.1

NEWS RELEASE FOR IMMEDIATE RELEASE

Xtra-Gold Discovers New High-Grade Gold Shear Zone
at its Kibi Gold Project in Ghana, West Africa

Toronto, Ontario – November 12, 2012 – Xtra-Gold Resources Corp. (“Xtra-Gold” or the “Company”) TSX: XTG; OTCBB: XTGR, is very pleased to announce gold results from initial trenching and surface channel sampling on a newly discovered high-grade shear zone lying within the recently defined Zone 5 gold-in-soil anomaly on the Company’s wholly-owned Kibi Gold Project, located in the Kibi – Winneba greenstone belt (“Kibi Gold Belt”), in Ghana, West Africa. Highlights of the trenching and bedrock channel sampling results reported today include:

  20.5 m grading 7.26 grams per tonne (“g/t”) gold, including 12.26 g/t over 6.5 m, in trench #TCK001; and 6.7 m grading 32.32 g/t gold, including 82.22 g/t over 2 m, in trench #TCK002 (High-Grade Gold Shoot);

  Saw-cut channel sample composites grading 33.21 g/t gold over 2.4 m in #KBCS023, 15.13 g/t gold over 4.3 m in #KBCS024, 8.68 g/t gold over 4.9 m in #KBCS025, and 6.74 g/t gold over 9 m in #KBCS027; and rock chip channel sample composites grading 8.9 g/t gold over 4 m in #KBLC010, 7.69 g/t gold over 4 m in #KBLC012, 16.14 g/t gold over 3 m in #KBLC014, and 40.6 g/t gold over 2.3 m in #KBLC016 (High-Grade Gold Shoot);

  Gold-bearing shear zone traced to date over an approximately 300 meter strike length, with present sampling defining a high-grade gold shoot over a minimum 70 meter strike distance. Auriferous shear zone spatially associated with the approximately 1.8 km long, NE-trending Zone 5 gold-in-soil anomaly.

Paul Zyla, Xtra-Gold’s President and CEO commented, “The discovery of this new high-grade classical shear zone hosted gold mineralization within the recently defined Zone 5 gold-in-soil anomaly is very exciting as it represents a significant find of another gold mineralization type in a completely new area.”

The high-grade shear zone was discovered during follow up prospecting of the Zone 5 gold-in-soil anomaly yielded by a recently completed property-wide soil geochemical survey. High-grade grab samples collected during the prospecting phase prompted the initiation of systematic outcrop channel sampling and first pass trenching. To date, the northeast striking gold-bearing structure has been traced by outcrop and trench sampling over an approximately 300 meter distance, with the shear zone exhibiting an apparent braided geometry locally attaining approximately 30 m in width. Work to date has defined a high-grade gold shoot over a minimum 70 meter strike distance along the Zone 5 shear zone. The auriferous shear zone is spatially associated with an approximately 1.8 km long, NE-trending gold-in-soil anomaly. A parallel, untested gold-in-soil anomaly, lying approximately 300 m to the northwest, may reflect a parallel structure. Significant trench intercepts are presented in Table 1 and length weighted average grades for the composite channel sample strings are presented in Table 2.

Table 1: Significant Trench Intercepts - Kibi Gold Project
(Zone 5 Shear Zone)
			Trench
	From	To	Length	Gold Grams
Trench ID	(meters)	(meters)	(meters)	Per Tonne	Material Type
TCK001	9.5	30	20.5	7.26	Transition Zone
including	22.5	29	6.5	12.26
And	41	41.5	0.5	4.98
TCK002	20.3	27	6.7	32.32	Fresh Rock
including	23	25	2	82.22
And	29	29.5	0.5	3.45
TCK005	2	18	16	1.17	Transition Zone
including	17	18	1	6.15
CCRS001	8	20.5	12.5	1.28	Transition Zone - Fresh
including	14.7	15.2	0.5	6.98	Rock

Notes:

Reported intercepts are trench - lengths; true width of mineralization is unknown at this time.

Unless otherwise indicated intercepts constrained with a 0.25 g/t gold minimum cut-off grade at top and bottom of intercept, with no upper cut-off applied, and maximum of five (5) consecutive meters of internal dilution (less than 0.25 g/t gold).

Sampling in softer Transition Zone material consists of channels collected from a canal excavated along the bottom sidewall of the trench; and in Fresh Rock sampling consists of chip channels collected from the trench floor and/or lower sidewall. Sample length nominally 0.5 m in mineralized material.

Trench #TCK001, consisting of an easterly trending trench at an oblique angle to the NE-trending structural zone, returned a mineralized intercept of 20.5 m grading 7.26 g/t gold, including 12.26 g/t over 6.5 m. A second gold zone defined by the 4.98 g/t gold over 0.5 m intercept at the 41 meter mark of #TCK001 and outcrop chip channel sample string #KBLC008 (4.32 g/t gold over 2.6 m), located immediately north of the trench, is present along the southeast flank of the composite-type shear zone. Trench #TCK002 consisting of a SE-trending trench centered approximately 20 m northeast of trench #TCK001 returned a high-grade mineralized intercept of 6.7 m grading 32.32 g/t gold, including 82.22 g/t over 2 m. The 3.45 g/t gold over 1 m intercept at the south-eastern extremity of the #TCK002 trench (29.0 m), in combination with outcrop chip channel strings #KBLC019 and #KBLC011, yielding 4.57 g/t gold over 1 m and 2.31 g/t gold over 4 m, respectively, define the second gold zone extending over an approximately 6.5 meter distance along the southeast flank of the high-grade gold shoot. Road Cut #CCRS001, designed to test the strike extension of the structure approximately 50 m to the southwest of the high-grade gold shoot outcrop area, returned a mineralized intercept of 12.5 m, grading 1.28 g/t gold, including 6.98 g/t gold over 0.5 m. Systematic trenching and/or drilling will be required to accurately determine the full mineralized width and grade of the braided, composite-type shear zone.

The surface channel sampling reported today corresponds to 178 bedrock samples collected along outcrops exposing an approximately 70 meter strike extension of the high-grade gold shoot. Channel sampling is semi-continuous along and/or across the structure reflecting the intermittent bedrock exposure. The present sampling comprises 50 saw-cut channel samples and 128 rock chip channel samples totaling 97 m. In aggregate, these samples form 25 composite channel strings ranging from one to 9 m in length, with individual channel samples averaging 0.55 m in length.

Of the 178 bedrock surface channel samples collected: 35 (20%) returned less than 0.5 g/t gold; 55 (31%) returned gold values between 0.5 g/t to 3 g/t; 51 (29%) between 3 g/t and 10 g/t gold; 26 (14%) between 10 g/t to 30 g/t gold; 9 (5%) between 30 g/t and 50 g/t gold; and 2 samples returned values over 50 g/t gold (111.03 g/t maximum). The length weighted average grade of all the channel samples is 7.29 g/t gold.

Table 2: Channel Sample Composites - Kibi Gold Project
(Zone 5 Shear Zone)
				Sampled
Sample	Sample	From	To	Length	Gold Grams
String ID	Type	(meters)	(meters)	(meters)	Per Tonne
KBCS023	Saw-Cut Channel	0	2.4	2.4	33.21
KBCS024	Saw-Cut Channel	0.2	4.5	4.3	15.13
KBCS025	Saw-Cut Channel	0	4.9	4.9 *	8.68
KBCS026	Saw-Cut Channel	0	7	7 *	6.31
KBCS027	Saw-Cut Channel	0	9	9 *	6.74
KBLC001	Chip Channel	0	3	3	3.74
KBLC002	Chip Channel	0	4.5	4.5	3.25
KBLC003	Chip Channel	0	6	6	2.44
KBLC004	Chip Channel	0	2	2	1.74
KBLC005	Chip Channel	0	3.5	3.5	7.29
KBLC006	Chip Channel	0	4	4	1.06
KBLC007	Chip Channel	0	3	3	2.14
KBLC008	Chip Channel	0	2.6	2.6	4.32
KBLC009	Chip Channel	0.5	2.5	2	7.13
KBLC010	Chip Channel	0	4	4	8.90
KBLC011	Chip Channel	0	4	4	2.31
KBLC012	Chip Channel	0	4	4	7.69
KBLC013	Chip Channel	0	5	5	3.32
KBLC014	Chip Channel	0	3	3	16.14
KBLC015	Chip Channel	0	1.5	1.5	7.49
KBLC016	Chip Channel	0.7	3	2.3	40.60
KBLC017	Chip Channel	0	4.5	4.5	4.14
KBLC018	Chip Channel	0	2.2	2.2	8.72
KBLC019	Chip Channel	0	1	1	4.57
KBLC020	Chip Channel	0	1	1	18.05

Notes:

Due to irregular bedrock surface, the reported intercepts are sample intersection lengths irrespective of mineralization topography and may not represent true width of mineralization.

Individual channel samples average 0.55 m in length. Assay values are uncut (i.e. no grade capping has been applied).

* Sample strings contain intervals of no sampling reflecting cumulative length of any gaps in outcrop exposure, including gaps of: 0.4 m in #KBCS025; 0.8 m in #KBCS026; and 1.9 m in #KBCS027. All non-sampled intervals have been assigned a grade of zero for the purposes of compositing.

Trenching and systematic outcrop sampling is ongoing to further define the strike extension of the gold-bearing structure along the 1.8 km long Zone 5 gold-in-soil anomaly, and detailed geological/structural mapping is in progress to further define the mineralization controls in the high-grade gold shoot. A detailed ground magnetometer survey covering the Zone 5 anomaly area has been initiated and an induced polarization (“IP”) survey is in the planning stage.

Yves P. Clement, P. Geo, Vice President, Exploration for Xtra-Gold is acting as the Qualified Person in compliance with National Instrument 43-101 (“NI 43-101”) with respect to this announcement. He has prepared and or supervised the preparation of the scientific or technical information in this announcement and confirms compliance with NI 43-101. The NI 43-101 Technical Report entitled “Kibi Project, Eastern Region, Ghana”, prepared by Simon Meadows Smith and Joe Amanor of SEMS and dated July 12, 2010, is filed under the Company’s profile on SEDAR at www.sedar.com. Xtra-Gold has implemented a rigorous quality assurance / quality control (QA/QC) program to ensure best practices in sampling and analysis of drill core, reverse circulation (“RC”) samples, and trench channel samples, the details of which can be viewed on the Company’s website at www.xtragold.com.

About Xtra-Gold Resources Corp.

Xtra-Gold is a gold exploration company with a substantial land position in the Kibi greenstone belt (“Kibi Gold Belt”) located in Ghana, West Africa. The Kibi Gold Belt, which exhibits many similar geological features to Ghana’s main gold belt, the Ashanti Belt, has been the subject of very limited modern exploration activity targeting lode gold deposits as virtually all past gold mining activity and exploration efforts focused on the extensive alluvial gold occurrences in many river valleys throughout the Kibi area.

Xtra-Gold holds five (5) Mining Leases totaling approximately 226 sq km (22,600 ha) at the northern extremity of the Kibi Gold Belt. The Company’s exploration efforts to date have focused on the Kibi Project located on the Apapam Concession (33.65 sq km), along the eastern flank of the Kibi Gold Belt. Xtra-Gold’s Kibi Project consists of an over 5.5 km long mineralized trend delineated from gold-in-soil anomalies, geophysical interpretations, trenching and drilling along the northwest margin of the Apapam Concession.

Forward-Looking Statements

The TSX does not accept responsibility for the adequacy or accuracy of this release. No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein. This News Release includes certain “forward-looking statements”. These statements are based on information currently available to the Company and the Company provides no assurance that actual results will meet management’s expectations. Forward-looking statements include estimates and statements that describe the Company’s future plans, objectives or goals, including words to the effect that the Company or management expects a stated condition or result to occur. Forward-looking statements may be identified by such terms as “believes”, “anticipates”, “expects”, “estimates”, “may”, “could”, “would”, “will”, or “plan”. Since forward-looking statements are based on assumptions and address future events and conditions, by their very nature they involve inherent risks and uncertainties. Actual results relating to, among other things, results of exploration, project development, reclamation and capital costs of the Company’s mineral properties, and the Company’s financial condition and prospects, could differ materially from those currently anticipated in such statements for many reasons such as: changes in general economic conditions and conditions in the financial markets; changes in demand and prices for minerals; litigation, legislative, environmental and other judicial, regulatory, political and competitive developments; technological and operational difficulties encountered in connection with the activities of the Company; and other matters discussed in this news release. This list is not exhaustive of the factors that may affect any of the Company’s forward-looking statements. These and other factors should be considered carefully and readers should not place undue reliance on the Company’s forward-looking statements. The Company does not undertake to update any forward-looking statement that may be made from time to time by the Company or on its behalf, except in accordance with applicable securities laws.

Contact Information

For further information please contact:

Paul Zyla, Chief Executive Officer
Telephone: 416 366-4227
E-mail: info@xtragold.com
Website: www.xtragold.com